Exhibit 10.39

SEVENTH AMENDMENT AGREEMENT

SEVENTH AMENDMENT AGREEMENT (this “Agreement”) dated as of November 27, 2007, by and among United Natural Foods, Inc. and Albert’s Organics, Inc. (collectively, the “Borrowers”), and Bank of America, N.A., as successor to Fleet Capital Corporation (the “Lender”), with respect to the Term Loan Agreement dated as of April 28, 2003, as amended by an Amendment to Term Loan Agreement dated August 26, 2003, a Second Amendment to Term Loan Agreement dated December 18, 2003, a Third Amendment to Term Loan Agreement dated April 30, 2004, a Fourth Amendment to Term Loan Agreement dated June 15, 2005, a Fifth Amendment to Term Loan Agreement dated July 28, 2005, and a Sixth Amendment to Term Loan Agreement dated November 2, 2007 (as amended, the “Term Loan Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the Lender waive certain Events of Default which exist under the Term Loan Agreement and amend certain other provisions of the Term Loan Agreement, and the Lender is willing to waive such Events of Default and amend the Term Loan Agreement, on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.           Definitions.  Capitalized terms used herein without definition that are defined in the Term Loan Agreement shall have the meanings given to such terms in the Term Loan Agreement, as amended hereby.

§2.           Representations and Warranties; Acknowledgment.  The Borrowers hereby represent and warrant to the Lender as follows:

(a)           Each of the Borrowers has adequate power to execute and deliver this Agreement and each other document to which it is a party in connection herewith and to perform its obligations hereunder or thereunder.  This Agreement and each other document executed in connection herewith have been duly executed and delivered by each of the Borrowers and do not contravene any law, rule or regulation applicable to any Borrower or any of the terms of any other indenture, agreement or undertaking to which any Borrower is a party.  The obligations contained in this Agreement and each other document executed in connection herewith to which any of the Borrowers is a party, taken together with the obligations under the Loan Documents, constitute the legal, valid and binding obligations enforceable against any such Borrower in accordance with their respective terms.

(b)           After giving effect to the transactions contemplated by this Agreement, all the representations and warranties made by the Borrowers in the Loan Documents are true and correct on the date hereof as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein or therein, except to the extent that any of such representations and warranties expressly relate by their terms to a prior date.

(c)           After giving effect to the transactions contemplated by this Agreement, no Event of Default under and as defined in any of the Loan Documents has occurred and is continuing on the date hereof.

§3.           Amendments to Term Loan Agreement. The Term Loan Agreement is hereby amended as follows:

3.1.          Amendments to Appendix A.

(a)           The following definition set forth in Appendix A of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

Working Capital Facility - the revolving loan facility available to United Natural Foods, Inc. and certain of its Affiliates pursuant to the Revolving Loan Agreement.

(b)           The following new definitions are added in alphabetical order to Appendix A of the Term Loan Agreement to read as follows:

Material Acquisition  - any acquisition or investment or series of acquisitions or investments in respect of which the consideration therefor exceeds (i) $10,000,000 for any single acquisition or investment and $25,000,000 in the aggregate for all acquisitions and/or investments in any fiscal year of Borrowers paid in cash and/or incurred Indebtedness by Borrowers, (ii) in cases in which the consideration paid by Borrowers is shares of UNF common stock, $25,000,000 in value for all such acquisitions in any fiscal year of Borrowers or (iii) in transactions involving any combination of cash, incurred Indebtedness and/or UNF common stock, subject to the foregoing limits (subject in all such cases to the limitations of Section 8.1.12 hereof).

Permitted Acquisition -- a purchase by a Borrower of a business, which purchase is permitted by the terms of Subsection 6.2.1 hereof.

Revolving Loan Agreement -- the Amended and Restated Loan and Security Agreement dated April 30, 2004, among United Natural Foods, Inc. and certain of its Affiliates, the lenders party thereto, and Bank of America, N.A. as agent for such lenders, as amended, restated, or supplemented from time to time (including the Fourth Amendment Agreement with respect thereto pursuant to which the aggregate commitments of the lenders thereunder have been increased to $400,000,000 and are subject to being further increased to an amount of up to $450,000,000).

Seventh Amendment Agreement - the Seventh Amendment Agreement dated as of November 27, 2007 among the Borrowers and the Lender with respect to this Term Loan Agreement.

Seventh Amendment Effective Date - the date on which all of the conditions precedent set forth in Section 6 of the Seventh Amendment Agreement have been satisfied (or waived by the Lender).

3.2.           Amendment of Subsection 6.2.1

Clauses (a) and (b) of subsection 6.2.1 of the Loan Term Agreement are hereby amended and restated in their entirety to read as follows:

(a) (i) in respect of any Material Acquisition, UNF shall have delivered to the Lender not less than ten (10) Business Days prior to the earlier of (A) the execution of a definitive or binding agreement to enter into the proposed Permitted Acquisition and (B) the consummation of such proposed Permitted Acquisition, a copy of the proposed acquisition agreement and a statement, certified by the principal financial or accounting officer of UNF, setting forth, in reasonable detail, computations evidencing on a pro forma basis (determined in a manner acceptable to the Lender) compliance with the financial covenants contained in Section 6.3 hereof, immediately prior to and after giving effect to such proposed Permitted Acquisition, and (ii) no Default or Event of Default shall exist before or after giving effect to the proposed Permitted Acquisition, (b) such purchase shall be permitted under the terms of the Revolving Credit Agreement, as in effect at the time of such purchase;

3.3.           Amendment of Subsection 6.2.7

Clauses (c) and (d) of Subsection 6.2.7 of the Term Loan Agreement are hereby deleted and the following clause (c) is substituted therefor (and the word “and” is added after clause (b)):

(c)  other Distributions, provided that a Distribution shall only be permitted pursuant to this clause (c) if (i) UNF shall have delivered to the Lender between two (2) and five (5) Business Days prior to the date of such Distribution a statement, certified by the principal financial or accounting officer of UNF, setting forth, the nature, amount and recipients of the proposed Distribution and setting forth, in reasonable detail, computations evidencing on a pro forma basis (determined in a manner acceptable to the Lender) compliance with the financial covenants contained in Section 6.3 hereof, immediately prior to and after giving effect to such proposed Distribution, and (ii) no Default or Event of Default shall exist before or after giving effect to the proposed Distribution, and (iii) such Distribution shall be permitted under the terms of the Revolving Credit Agreement, as in effect at the time of such Distribution.

3.4.           Amendment of Section 9.8

Section 9.8 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

9.8           Notice.  Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after being sent by overnight courier, three

Business Days after deposit in the mail, postage prepaid, or, in the case of facsimile notice, when sent, addressed as follows:

If to Lender:	Bank of America, N.A.
200 Glastonbury Boulevard
Glastonbury, CT 06033
Attention: Edgar Ezerins
Facsimile No.: (860) 368-6029

With a copy to:	Bingham McCutchen LLP
One State Street
Hartford, CT 06103
Attention: Daniel I. Papermaster, Esq.
Facsimile No.: (860) 240-2521

If to Borrowers:	c/o United Natural Foods, Inc.
260 Lake Road
Dayville, CT 06241
Attention: Mark Shamber, Vice President, Chief Financial Officer and Treasurer
Facsimile No.: (860) 779-5678

With a copy to:	Cameron & Mittleman
56 Exchange Terrace
Providence, RI 02903
Attention: Joseph A. Anesta, Esq.
Facsimile No.: (401) 331-5787

or to such other address as each party may designate for itself by notice given in accordance with this Section 9.8.

§4.           Ratification, etc.  All of the obligations and liabilities to the Lender as evidenced by or otherwise arising under the Term Loan Agreement and the other Loan Documents, are, by the Borrowers’ execution of this Agreement, ratified and confirmed in all respects.  In addition, by each Borrower’s execution of this Agreement, such Borrower represents and warrants that neither it nor any of its Subsidiaries has any counterclaim, right of set-off or defense of any kind with respect to such obligations and liabilities.  This Agreement and the Term Loan Agreement shall hereafter be read and construed together as a single document, and all references in the Term Loan Agreement or any related agreement or instrument to the Term Loan Agreement shall hereafter refer to the Term Loan Agreement as amended by this Agreement.

§5.           Waivers.  Subject to the satisfaction of the conditions set forth herein, the Lender waives those Events of Default that have occurred under the Term Loan Agreement as a result of the Borrowers’ failure on or before the date hereof to comply with those sections of the Term Loan Agreement set forth on Schedule 1 attached hereto.  The waivers set forth in this Section 5 shall be effective only for those Events of Default contained in the Term Loan Agreement as specified in Schedule 1 which occurred on or before the date hereof and such waiver shall not entitle the Borrowers to any future waiver in similar or other circumstances.  Without limiting the foregoing, upon the occurrence and during the continuation of an Event of Default not set forth in Schedule 1, subject to the provisions of the Term Loan Agreement, the Lender shall be free in its sole and absolute discretion to accelerate the payment in full of the Obligations, and may, if the Lender so elects, proceed to enforce any or all of its rights under or in respect of the Term Loan Agreement and the other Loan Documents and applicable law. Except as otherwise expressly provided for herein, nothing in this Agreement shall extend to or affect in any way the Borrowers’ obligations or the Lender’s rights and remedies arising under the Term Loan Agreement or the other Loan Documents, and Lender shall not be deemed to have waived any or all of its remedies with respect to any Event of Default (other than the Events of Default described on Schedule 1 attached hereto, and then only to the extent set forth therein) or event or condition which, with notice or the lapse of time, or both would become an Event of Default and which upon the Borrowers’ execution and delivery of this Agreement might otherwise exist or which might hereafter occur.

§6.           Conditions to Effectiveness.  The effectiveness of the amendments set forth in Section 3 of this Agreement and the waivers set forth in Section 5 of this Agreement are subject to the prior satisfaction, on or before November 27, 2007, of the following conditions precedent (the date of such satisfaction herein referred to as the “Seventh Amendment Effective Date”):

(a)           Representations and Warranties.  The representations and warranties of the Borrowers contained herein shall be true and correct.

(b)           No Event of Default.  There shall exist no Default or Event of Default.

(c)           Corporate or Limited Liability Company Action.  The Lender shall have received evidence reasonably satisfactory to the Lender that all requisite corporate or limited liability company, as applicable, action necessary for the valid execution, delivery and performance by the Borrowers of this Agreement and all other instruments and documents delivered by the Borrowers in connection herewith has been taken.

(d)           Delivery of this Agreement.  The Borrowers and the Lender shall have executed and delivered this Agreement and each Guarantor shall have acknowledged its acceptance of or agreement to this Agreement and its ratification of the continuing effectiveness of its Guaranty.

(e)           Additional Guaranties.  Distribution Holdings Inc. and Millbrook Distribution Services, Inc., each a Delaware corporation, shall have executed Guaranty Agreements in form and substance satisfactory to the Lender, pursuant to which such Persons shall unconditional guaranty the repayment as and when due of all of the Obligations.

(f)           Amendment of Intercreditor Agreement.  The Intercreditor Agreement shall have been amended in such manner as may be deemed by the Lender to be necessary or appropriate in connection with the amendments set forth herein.

(g)           Payment of Expenses.  The Borrowers shall have paid to the Lender  all amounts payable to the Lender under §7 hereof.

(h)           Amendment of Working Capital Facility.  The Working Capital Facility shall have been amended by an amendment in form and substance satisfactory to the Lender, including without limitation an amendment increasing the aggregate amount of commitments by the lenders under the Working Capital Facility to not less than $400,000,000.

(i)            Organic Brands Subordination Agreement.  United Natural Foods, Inc., the Lender and Organic Brands, LLC shall have entered into a Subordination Agreement with respect to that certain Promissory Note dated March 30, 2007 executed by United Natural Foods, Inc. in favor of Organic Brands, LLC, such Subordination Agreement to be in form and substance satisfactory to the Lender.

(j)            Participant Consents.  The Lender shall have received the written consent of each participant in the Term Loan to the provisions of this Agreement.

(k)           Other Documents.  The Borrowers shall have executed and delivered such other documents, and taken such other action, as may be reasonably requested by the Lender in connection with this Agreement.

§7.           Expenses, Etc.  Without limitation of the amounts payable by the Borrowers under the Term Loan Agreement and other Loan Documents, the Borrowers shall pay to the Lender and its counsel upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements and appraisal expenses) incurred by the Lender in connection with the preparation, negotiation and execution of this Agreement and the matters related thereto.

§8.           Time is of the Essence; No Waivers by Lender.  TIME IS OF THE ESSENCE WITH RESPECT TO ALL COVENANTS, CONDITIONS, AGREEMENTS OR OTHER PROVISIONS HEREIN.  Except as otherwise expressly provided for herein, nothing in this Agreement shall extend to or affect in any way the Borrowers’ obligations or the Lender’s rights and remedies arising under the Term Loan Agreement or the other Loan Documents.

§9.           Governing Law.  This Agreement shall for all purposes be construed according to and governed by the laws of the State of Connecticut (excluding the laws thereof applicable to conflicts of law and choice of law).

§10.         Effective Date. The amendments set forth in Section 3 hereof shall become effective among the parties hereto as of the Seventh Amendment Effective Date.  Until the Seventh Amendment Effective Date, the terms of the Term Loan Agreement prior to its amendment hereby shall remain in full force and effect.  This Agreement is effective as to all provisions other than the amendments set forth in Section 3 hereof at the time that the Borrowers and the Lender have executed and delivered this Agreement.

§11.         Entire Agreement; Counterparts.  This Agreement sets forth the entire understanding and agreement of the parties with respect to the matters set forth herein, including the amendments set forth herein, and this Agreement supersedes any prior or contemporaneous understanding or agreement of the parties as to any such amendment of the provisions of the Term Loan Agreement or any Loan Document, except for any such contemporaneous agreement that has been set forth in writing and executed by the Borrowers and the Lender.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.  A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

BORROWERS:

UNITED NATURAL FOODS, INC.

By: /s/ Mark E. Shamber
Name: Mark Shamber
Title: Vice President, CFO and Treasurer

ALBERT’S ORGANICS, INC.

By: /s/ Mark E. Shamber
Name: Mark Shamber
Title: Vice President, Secretary and Treasurer

[Signature Page to Seventh Amnendment Agreement - United Natural Foods, Inc., et al]

LENDER:

BANK OF AMERICA, N.A.

By: /s/ Edgar Ezerins
Name: Edgar Ezerins
Title: Senior Vice President

[Signature Page to Seventh Amnendment Agreement - United Natural Foods, Inc., et al]

Each of the undersigned Guarantors
acknowledges and agrees to the foregoing,
and ratifies and confirms in all respects
such Guarantor’s obligations under the
Guaranty Agreements:

NATURAL RETAIL GROUP, INC.

By: /s/ Mark E. Shamber
Name: Mark Shamber
Title: Vice President, Secretary and Treasurer

SPRINGFIELD DEVELOPMENT, LLC

By: /s/ Mark E. Shamber
Name: Mark Shamber
Title: Vice President, Secretary and Treasurer

UNITED NATURAL FOODS WEST, INC.

By: /s/ Mark E. Shamber
Name: Mark Shamber
Title: Vice President, Secretary and Treasurer

UNITED NATURAL TRADING CO.

By: /s/ Mark E. Shamber
Name: Mark Shamber
Title: Vice President, Secretary and Treasurer

[Signature Page to Seventh Amnendment Agreement - United Natural Foods, Inc., et al]

DISTRIBUTION HOLDINGS, INC.

By: /s/ Mark E. Shamber
Name: Mark Shamber
Title: Vice President, Secretary and Treasurer

MILLBROOK DISTRIBUTIOIN SERVICES INC.

By: /s/ Mark E. Shamber
Name: Mark Shamber
Title: Vice President, Secretary and Treasurer

[Signature Page to Seventh Amnendment Agreement - United Natural Foods, Inc., et al]

SCHEDULE 1

Events of Default

1.  The Event of Default that occurred under Section 8.1.4 of the Term Loan Agreement as a result of the Borrowers’ failure to comply with Section 6.2.2 and Section 9.2.5 of the Term Loan Agreement in respect of the Indebtedness incurred by Millbrook Distribution Services Inc. owing to General Electric Company and the Lien in respect thereof.

2.  The Event of Default that occurred under Section 8.1.4 of the Term Loan Agreement as a result of the Borrowers’ failure to comply with Section 6.2.5 of the Revolving Loan Agreement in respect of the Lien incurred by Albert’s Organics, Inc. in favor of City National Bank.

3.  The Events of Default that occurred under Section 8.1.18 of the Term Loan Agreement as a result of the following events of default that occurred under the Working Capital Facility: (a) the event of default that occurred under Section 11.1.4 of the Revolving Loan Agreement as a result of the Borrowers’ failure to comply with Section 9.2.1(e) and Section 9.2.7 of the Revolving Loan Agreement in respect of the Indebtedness incurred by United Natural Foods, Inc. owing to Organic Brands, LLC evidenced by that certain Promissory Note dated March 30, 2007 executed by United Natural Foods, Inc. in favor of Organic Brands, LLC and (b) the events of default that occurred under the Revolving Loan Agreement as a result of the events described in 1 and 2 above.